As filed with the Securities and Exchange Commission on March 13, 2002

Registration No. 333-44748

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARMONIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0201147

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

549 BALTIC WAY SUNNYVALE, CALIFORNIA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ANTHONY J. LEY
PRESIDENT AND CHIEF EXECUTIVE OFFICER

HARMONIC, INC.
549 BALTIC WAY SUNNYVALE, CALIFORNIA 94089
(408) 542-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Robert G. Day, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Sales to the public under this Post-Effective Amendment No. 1 to the Registration Statement will commence as soon as practical after the effective date of this Post-Effective Amendment No. 1

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box

EXPLANATORY NOTE

This Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 (File No. 333-44748) (the “Registration Statement”) filed by Harmonic, Inc. (“Harmonic”) with the Securities and Exchange Commission on August 29, 2000. The Registration Statement registered a total of 286,123 shares of common stock of Harmonic (the “Shares”) for resale by certain of Harmonic’s stockholders.

The Shares were issued to stockholders in connection with a private transaction in which Harmonic acquired all of the capital stock of Cogent Technology, Inc., a Delaware corporation. The selling stockholders resold 222,246 of the Shares registered under the Registration Statement. The remaining 63,877 shares that remain unsold have been outstanding for longer than one year, and can now be sold pursuant to the provisions of Rule 144.

The offering under the Registration Statement has terminated. Consequently, this Amendment No. 1 is being filed pursuant to Harmonic’s undertaking in the Registration Statement “to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.” Accordingly, the 63,877 shares of common stock that remain unsold are hereby removed from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (333-44748) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 13th day of March, 2002.

Harmonic, Inc.

By: /s/ Robin N. Dickson

Robin N. Dickson, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anthony J. Ley	Chairman, President & Chief Executive Officer	March 13, 2002
(Anthony J. Ley)	(Principal Executive Officer)

/s/ Robin N. Dickson	Chief Financial Officer	March 13, 2002
(Robin N. Dickson)	(Principal Financial and Accounting Officer)

*	Director	March 13, 2002
(E. Floyd Kvamme)

*	Director	March 13, 2002
(David A. Lane)

*	Director	March 13, 2002
(Lewis Solomon)

*	Director	March 13, 2002
(Michel L. Vaillaud)

*	Director	March 13, 2002
(David R. Van Valkenburg)

*By: /s/Anthony J. Ley
Anthony J. Ley
Attorney-in-Fact